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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Ramco-Gershenson Properties Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334
Dear Shareholder:
      We invite you to attend the Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust. The meeting will be held on Tuesday, June 7, 2005 at 10:00 a.m. at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009. Your Board of Trustees and management look forward to greeting personally those Shareholders who are able to attend.
      The meeting has been called to elect two Trustees for three-year terms expiring in 2008. The nominees for election as Trustees listed in the enclosed proxy materials are presently Trustees of the Trust.
      Your Board of Trustees recommends a vote “FOR” each of the nominees. The accompanying Proxy Statement contains additional information and should be reviewed carefully by Shareholders. A copy of the Trust’s Annual Report for 2004 is also enclosed.
      It is important that your Shares be represented and voted at the meeting, whether or not you plan to attend. Shareholders may vote their Shares (1) by telephone, (2) via the internet, (3) by completing and mailing the enclosed proxy card in the return envelope, or (4) by casting their vote in person at the Annual Meeting.
      Your continued interest and participation in the affairs of the Trust are greatly appreciated.

Sincerely,

Joel D. Gershenson
Chairman
April 29, 2005

INTRODUCTION
ELECTION OF TRUSTEES
CORPORATE GOVERNANCE
COMMITTEES
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDERS’ PROPOSALS
ANNUAL REPORT ON FORM 10-K
HOUSEHOLDING
OTHER BUSINESS AND EXPENSE OF SOLICITATION

RAMCO-GERSHENSON PROPERTIES TRUST
NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
JUNE 7, 2005

To the Shareholders of Ramco-Gershenson Properties Trust:
      Notice is hereby given that the 2005 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the “Trust”) will be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, on June 7, 2005 at 10:00 a.m., for the following purposes:

(1)	To elect two Trustees for terms to expire in 2008; and

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.
      Shareholders of record at the close of business on April 12, 2005 are entitled to receive notice of and to vote at the meeting and any adjournments thereof. Your vote is important. You can vote in one of four ways: (1) by telephone using a toll-free number, (2) by computer using the internet, (3) by marking, signing and dating your proxy card and returning it promptly in the enclosed envelope, or (4) by casting your vote in person at the Annual Meeting.
      Shareholders can help the Trust avoid unnecessary expense and delay by promptly voting. The business of the meeting cannot be completed unless a majority of the outstanding voting shares of the Trust is represented at the meeting.

By Order of the Board of Trustees

Richard D. Gershenson
Executive Vice President and Secretary

RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION
General
      The accompanying form of proxy is solicited on behalf of the Board of Trustees of Ramco-Gershenson Properties Trust (the “Trust”) for use at the Annual Meeting of Shareholders of the Trust (the “Meeting”). The Meeting is to be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, on June 7, 2005. The Trust has first mailed these proxy materials on or about April 29, 2005, to holders (the “Shareholders”) of common shares of beneficial interest, $.01 par value (“Shares”) of the Trust. The Trust’s executive offices are located at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 (telephone: (248) 350-9900). Shareholders of record at the close of business on April 12, 2005 (the “Record Date”) will be entitled to vote at the Meeting. Costs of solicitation of proxies, which may be done by employees of the Trust or by one or more parties engaged by the Trust, will be borne by the Trust.
      Trustees are elected by a plurality of the votes cast at the Annual Meeting. Only Shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or Shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality. An automated system administered by the transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of Shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately.
      Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Trust of its revocation. A Shareholder who attends the Meeting in person may, if such Shareholder wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given.
      As of the Record Date, 16,833,441 Shares were outstanding. Each Share is entitled to one vote on all matters that may come before the Meeting.
ELECTION OF TRUSTEES
      At the Meeting, two Trustees comprising the Class II Trustees are to be elected for three-year terms expiring in 2008. It is intended that votes will be cast pursuant to proxies received from Shareholders of the Trust FOR the nominees listed hereinafter, each of whom is presently a Trustee of the Trust, unless contrary instructions are received.
      If for any reason any of the nominees becomes unavailable for election, the proxies solicited will be voted for such nominees as are selected by management. Management has no reason to believe that any of the nominees will not be available or will not serve if elected. The election of each Trustee will be decided by a plurality of the Shares present and entitled to vote at the Meeting.
      Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class II Trustee for a term to expire in 2008 and certain information relating to the Class III Trustees and Class I Trustees, whose terms expire in 2006 and 2007, respectively.

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

CLASS II: NOMINEES FOR ELECTION FOR TERMS TO EXPIRE IN 2008
Arthur H. Goldberg	62	Managing Director of Corporate Solutions Group, LLC, an investment banking and advisory firm since January 2002. Served as President of Manhattan Associates, LLC, a merchant and investment banking firm, from 1994 to 2002. Mr. Goldberg served as Chairman of Reich & Company, Inc. (formerly Vantage Securities, Inc.), a securities and investment brokerage firm, from 1990 to 1993. Mr. Goldberg also serves on the Board of Trustees of Atlantic Realty Trust and the Board of Directors of Ardent Acquisition Corp.	1988
Mark K. Rosenfeld	59	Chairman and Chief Executive Officer of Wilherst Developers Inc., a real estate development firm, and has served in such position since July 1997. Mr. Rosenfeld served as Chairman of the Board (from 1993 to 1996) and Chief Executive Officer (from 1992 to 1996) of Jacobson Stores Inc., a retail fashion merchandiser, and served as a director and member of the Executive Committee of the Board of Directors of Jacobson.	1996

CLASS III: TERMS TO EXPIRE IN 2006
Stephen R. Blank	59	Senior Fellow, Finance at Urban Land Institute and has served in such position since December 1998. Previously, Mr. Blank was Managing Director — Real Estate Investment Banking of CIBC Oppenheimer Corp. from 1993 to 1998, Managing Director of Cushman & Wakefield, Inc.’s Real Estate Corporate Finance Department from 1989 to 1993, Managing Director — Real Estate Investment Banking of Kidder, Peabody & Co. from 1979 to 1989, and Vice President, Direct Investment Group of Bache & Co., Incorporated from 1973 to 1979. Mr. Blank also serves on the Board of Trustees of Atlantic Realty Trust, a real estate investment trust, and on the Boards of Directors of MFA Mortgage Investments, Inc., a real estate investment trust, WestCoast Hospitality Corporation and BNP Residential Properties, Inc., a real estate investment trust. Mr. Blank also serves on the Board of Advisors of Paloma LLC, an institutional investor entity, since 2003.	1988
Joel M. Pashcow	62	Chairman of the Board of Trustees of Atlantic Realty Trust and has served in such position since May 1996. Mr. Pashcow served as our Chairman from 1988 to May 1996.	1980

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

CLASS I: TERMS TO EXPIRE IN 2007
Joel D. Gershenson	64	Chairman of the Board of Trustees and a Trustee since May 1996. He was the President of Ramco-Gershenson, Inc. from 1976 to 1996 and spent fifteen years directing its Property Management/Asset Management Department.	1996
Dennis E. Gershenson	61	President and Chief Executive Officer and a Trustee since May 1996. Previously, he served as Vice President — Finance and Treasurer of Ramco-Gershenson, Inc. from 1976 to 1996 and arranged all of the financing of Ramco’s initial developments, expansions and acquisitions. Mr. Gershenson currently serves as Chairman of the Board of Directors of Hospice of Michigan, and serves on the Board of Directors of the Merrill Palmer Institute and the Metropolitan Affairs Coalition and has served as Regional Director of the International Council of Shopping Centers, also known as the “ICSC.”	1996
Robert A. Meister	63	Vice Chairman of Aon Group, Inc. an insurance brokerage, risk consulting, reinsurance and employee benefits company and a subsidiary of Aon Corporation, and he has served in such position since March 1991.	1996

— Other Executive Officers —
Bruce A. Gershenson	56	Executive Vice President and Treasurer since May 1996. Previously, he served as Vice President — Land Acquisitions and Sales of Ramco-Gershenson, Inc. from 1972 to 1996. Mr. Gershenson is currently the Chief Executive Officer of Gershenson Realty & Investment LLC. Mr. Gershenson currently serves on the Board of Trustees of the Karmanos Cancer Foundation, the Karmanos Cancer Institute budget and finance committee and the University of Michigan Comprehensive Cancer Center Advisory Board.
Richard D. Gershenson	59	Executive Vice President and Secretary since May 1996. Previously, he served as Vice President — Development and Construction of Ramco-Gershenson, Inc. from 1970 to 1996.

			Year First
Name of Trustee/			Became a
Nominee for Election	Age	Principal Occupation	Trustee(1)

Richard J. Smith	54	Chief Financial Officer since May 1996. Previously, he was Vice President of Financial Services of the Hahn Company from January 1996 to May 1996, and he served as Chief Financial Officer and Treasurer of Glimcher Realty Trust, an owner, developer and manager of community shopping centers and regional and super regional malls, from 1993 to 1996. Mr. Smith was Controller and Director of Financial Services of the Taubman Company, an owner, developer and manager of regional malls, from 1978 to 1988.
Michael A. Ward	62	Executive Vice President and Chief Operating Officer since May 1996. Previously, he was Executive Vice President of Ramco-Gershenson, Inc. from 1966 to 1996.

(1)	Includes periods served as Trustee of the Trust’s predecessors.
Other Information About Trustees And Executive Officers
      Messrs. Joel Gershenson, Dennis Gershenson, Richard Gershenson and Bruce Gershenson are brothers.
      Mr. James Grosfeld, who served as a trustee since 2003, is retiring from the Board of Trustees upon expiration of his term at the 2005 Annual Meeting of Shareholders.
      Set forth below is information as to the Shares beneficially owned as of April 12, 2005 by each of the Trustees, by each of the executive officers of the Trust named in the Summary Compensation Table below and by all Trustees and executive officers as a group, based on information furnished by each Trustee and executive officer.

			Percent
	Shares Owned		of
Name of Trustee/Executive Officer	Beneficially(1)		Class(1)

Dennis E. Gershenson	2,099,982	(2)	11.1%
Joel D. Gershenson	2,059,939	(3)	10.9%
Stephen R. Blank	9,600	(4)	(5)
Arthur H. Goldberg	74,575	(6)	(5)
James Grosfeld	84,385	(7)	(5)
Robert A. Meister	30,975	(8)	(5)
Joel M. Pashcow	215,474	(9)	1.3%
Mark K. Rosenfeld	28,100	(10)	(5)
Richard D. Gershenson	2,054,566	(11)	10.9%
Richard J. Smith	51,471	(12)	(5)
All Trustees and Executive Officers as a Group (12 persons)	2,630,339		13.8%

(1)	All Shares are owned directly unless otherwise noted. Percentages are based on 16,833,441 Shares outstanding as of April 12, 2005.

(2)	Includes 2,044,139 Shares that partnerships of which Mr. Dennis Gershenson is a partner have the right to acquire upon the exchange of 2,044,139 units of interest (“OP Units”) owned by such partnerships in Ramco-Gershenson Properties, L.P. (the “Operating Partnership”) for such Shares pursuant to the Exchange Rights Agreement with the Trust (the “Exchange Rights Agreement”) and 2,443 Shares that Mr. Dennis Gershenson has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Dennis Gershenson. Includes 15,800 Shares owned by a charitable trust of which Mr. Dennis Gershenson is a trustee and 6,000 Shares owned by trusts for his children. Does not include 38,245 Shares that Mr. Dennis Gershenson has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust. Mr. Dennis Gershenson disclaims beneficial ownership of the Shares owned by the charitable trust and the trusts for his children. The address of Mr. Dennis Gershenson is 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

(3)	Includes 2,044,139 Shares that partnerships of which Mr. Joel Gershenson is a partner have the right to acquire upon the exchange of 2,044,139 OP Units owned by such partnerships for such Shares pursuant to the Exchange Rights Agreement. Includes 12,400 Shares owned by Mr. Joel Gershenson’s wife and 3,400 Shares owned by a trust for his daughter. Does not include 38,522 Shares that Mr. Joel Gershenson has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust. Mr. Joel Gershenson disclaims beneficial ownership of the Shares owned by his wife and the trust for his daughter. The address of Mr. Joel Gershenson is 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

(4)	Includes 4,000 Shares that Mr. Blank has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Blank.

(5)	Less than 1% of the class.

(6)	Includes 14,000 Shares that Mr. Goldberg has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Goldberg. Includes 39,125 Shares owned by Mr. Goldberg’s wife, 3,750 Shares owned by trusts for his daughters and 6,100 Shares owned by a pension trust. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife and by the trusts for his daughters.

(7)	Includes 80,185 Shares that Mr. Grosfeld has the right to acquire upon the exchange of 80,185 OP Units for such Shares pursuant to the Exchange Rights Agreement and 2,000 Shares that Mr. Grosfeld has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Grosfeld.

(8)	Includes 3,000 Shares that Mr. Meister has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Meister. Includes 1,200 Shares owned by a trust for the benefit of Mr. Meister’s family members. Mr. Meister disclaims beneficial ownership of the Shares owned by the trust.

(9)	Includes 3,000 Shares that Mr. Pashcow has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Pashcow. Also includes 95,325 Shares owned by an irrevocable trust for his daughter and by a foundation of which Mr. Pashcow is trustee (for each of which Mr. Pashcow has shared voting and investment powers). Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and by the trust.

(10)	Includes 10,000 Shares that Mr. Rosenfeld has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Rosenfeld. Includes 1,300 Shares held in an IRA account for the benefit of Mr. Rosenfeld. Includes 2,700 Shares owned by Mr. Rosenfeld’s wife and 900 Shares by his children. Mr. Rosenfeld disclaims beneficial ownership of the Shares owned by his wife and his children.

(11)	Includes 2,044,139 Shares that partnerships of which Mr. Richard Gershenson is a partner have the right to acquire upon the exchange of 2,044,139 OP Units owned by such partnerships for such Shares pursuant to the Exchange Rights Agreement, and 1,127 Shares that Mr. Richard Gershenson has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Richard Gershenson. Includes 300 Shares owned by a charitable trust of which Mr. Richard Gershenson is a trustee, and 1,800 Shares owned by trusts for his children. Does not include 38,522 Shares that Mr. Richard Gershenson has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust. Mr. Richard Gershenson disclaims beneficial ownership of the Shares owned by the charitable trust and his children. The address of Mr. Richard Gershenson is 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

(12)	Includes 51,471 Shares that Mr. Smith has the right to acquire within 60 days of April 12, 2005 pursuant to options granted to Mr. Smith. Does not include 13,039 Shares that Mr. Smith has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust.
CORPORATE GOVERNANCE
      The Trust’s Board of Trustees is composed of a majority of Trustees who qualify as “independent” under the rules adopted by the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange listing requirements. The Board has affirmatively determined that each of Messrs. Blank, Goldberg, Grosfeld, Meister, Pashcow and Rosenfeld are independent Trustees.
      Trustees are expected to attend all scheduled Board and committee meetings, as well as the Trust’s Annual Meeting of Shareholders. During the year ended December 31, 2004, the Board of Trustees held four meetings. All of the Trustees attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Trustees and (ii) the total number of meetings held by all committees on which such Trustee served. Seven of the eight Trustees attended the Trust’s 2004 Annual Meeting of Shareholders.
      The Trust has adopted a Code of Business Conduct and Ethics which applies to all of the Trust’s employees, including its principal executive officer, principal financial officer, principal accounting officer or controller and persons serving similar functions. A copy of the Trust’s Code of Business Conduct and Ethics can be found on the Trust’s website at www.rgpt.com.
      The Board of Trustees has established a process for shareholders to communicate with the Board of Trustees. Any such written communications can be sent to the Board at the following address: Board of Trustees, c/o Secretary, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. All communications received by the Trust’s Secretary which are addressed to the Board of Directors will be forwarded directly to the members of the Board.
COMMITTEES
      The Trust has an Audit Committee which is presently comprised of Messrs. Blank (Chairman), Rosenfeld and Goldberg. The Audit Committee’s duties include the periodic review of the Trust’s financial statements, the recommendation to the Board of Trustees of the engagement of the Trust’s independent certified public accountants, and review of the plans and results of the audit engagement with the independent accountants. The Audit Committee met nine times during 2004. Each of the members of the Audit Committee is considered an independent Trustee. The Board has determined that Messrs. Blank, Rosenfeld and Goldberg are each an audit committee financial expert as defined in Section 3(a)(58) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations of the SEC and have accounting or related financial management expertise as required by the New York Stock Exchange listing standards. See the section in this Proxy Statement titled “Election of Trustees” for a description of their relevant business experience.
      The Trust also has a Compensation Committee which is presently comprised of Messrs. Goldberg (Chairman), Blank, and Meister. The Compensation Committee’s duties include reviewing all compensation arrangements of the Trust with its officers and employees and considering changes and/or additions to such compensation arrangements, including stock option, pension and profit-sharing plans. The Compensation Committee acts as administrator of the Trust’s 1996 Stock Option Plan and 2003 Long-Term Incentive Plan. The Compensation Committee met three times during 2004.
      The Trust also has a Nominating and Governance Committee which is presently comprised of Messrs. Rosenfeld (Chairman), Meister and Grosfeld. The Nominating and Governance Committee considers the performance of incumbent Trustees and recommends to the Shareholders nominees for election as Trustees and recommends corporate governance guidelines to the Board. The Nominating and Governance Committee also is responsible for the Trust’s Code of Business Conduct and Ethics and considers any requests for waivers from such code. The Nominating and Governance Committee operates under a written charter approved by the Board, a copy of which can be found on the Trust’s website at www.rgpt.com. Each of the members of the Nominating and Governance Committee is considered an independent Trustee. The Nominating and Governance Committee met once during 2004.
      The Nominating and Governance Committee will consider nominees for Trustees recommended by Shareholders. Such recommendations for nominees for the 2006 Annual Meeting of Shareholders should be submitted to the Chairman of the Nominating and Governance Committee at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 by December 30, 2005, and should include biographical data concerning the suggested nominee and the suggested nominee’s consent to nomination and serving on the Board, if elected. The Nominating and Governance Committee reviews and assesses the skills and experience of prospective nominees for Trustee, including the independence of the prospective nominees, and considers such skills and experience in the context of the needs of the Board.
      The Trust also has an Executive Committee which is presently comprised of Messrs. Pashcow (Chairman), Dennis Gershenson and Joel Gershenson. The Executive Committee is permitted to exercise all of the powers and authority of the Board of Trustees, except as limited by applicable law and by the Trust’s Bylaws. The Executive Committee took action by written consent in lieu of meetings during 2004.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board reviews and approves the scope of the audit performed by the Trust’s independent auditors and the Trust’s accounting principles and internal controls. The Audit Committee is comprised of three trustees, each of whom is “independent” as defined under the listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter approved by the Board. The charter sets out the roles and responsibilities of the Audit Committee. A copy of the Audit Committee’s charter was attached as an appendix to the Trust’s Proxy Statement for its 2003 Annual Meeting of Shareholders.

      The Audit Committee has reviewed and discussed the audited financial statements of the Trust for the year ended December 31, 2004 (the “Audited Financial Statements”) with the Trust’s management and independent auditors. In addition, the Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), the Trust’s independent registered public accounting firm, the matters required by Statements on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89 and SAS No. 90.
      The Audit Committee also has received the written report, disclosure and the letter from Deloitte required by the Independence Standards Board Statement No. 1, and has discussed the written report with Deloitte and its independence from the Trust. The Audit Committee has discussed with management and Deloitte such other matters and received such responses from them as the Audit Committee deemed appropriate. The Audit Committee meets regularly with the Trust’s independent auditors in executive session without members of the Trust’s management present.
      Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Board of Trustees the inclusion of the Audited Financial Statements in the Annual Report for the year ended December 31, 2004 on Form 10-K filed with the SEC.

Members of the Audit Committee

Stephen R. Blank (Chairman)
Mark K. Rosenfeld
Arthur H. Goldberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      In addition to Messrs. Dennis Gershenson, Joel Gershenson and Richard Gershenson (whose stock ownership is described under “Other Information about Trustees and Executive Officers”), as of April 12, 2005, the following persons were known by the Trust to be the beneficial owners of more than five percent of any class of the Trust’s voting securities:

		Amount and Nature of		Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership		Class(2)

Common Shares	Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. 757 Third Avenue New York, NY 10017	1,618,700	(1)	9.6%
Common Shares	K.G. Redding & Associates, LLC One Wacker Drive Suite 4343 Chicago, IL 60606-2841	1,422,889	(1)	8.5%
Common Shares	Delaware Management Holdings and Delaware Management Business Trust 2005 Market Street Philadelphia, PA 19103	1,091,600	(1)	6.5%
Common Shares	Bruce Gershenson 31500 Northwestern Highway, Suite 100 Farmington Hills, MI 48334	2,052,439	(3)	10.9%
Common Shares	Michael A. Ward 31500 Northwestern Highway, Suite 300 Farmington Hills, MI 48334	1,617,549	(4)	8.8%

(1)	Based on Schedule 13G’s (or amendments thereto) filed with the SEC on February 14, 2005 (Cohen & Steers Capital Management Inc.), February 14, 2005 (K.G. Redding & Associates, LLC), and February 9, 2005 (Delaware Management Holdings).

(2)	Based on 16,833,441 Shares outstanding as of April 12, 2005.

(3)	Includes 2,044,139 Shares that partnerships of which Mr. Bruce Gershenson is a partner have the right to acquire upon the exchange of 2,044,139 OP Units owned by such partnerships in the Operating Partnership for such Shares pursuant to the Exchange Rights Agreement. Does not include 38,522 Shares that Mr. Bruce Gershenson has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust.

(4)	Includes 1,616,299 Shares that partnerships of which Mr. Ward is a partner have the right to acquire upon the exchange of 1,616,299 OP Units owned by such partnerships in the Operating Partnership for such Shares pursuant to the Exchange Rights Agreement. Does not include 32,472 Shares that Mr. Ward has deferred the right to receive pursuant to Election and Option Deferral Agreements with the Trust.

Equity Compensation Plans
      The following table provides details as of December 31, 2004 regarding compensation plans under which equity securities of the Trust are authorized for issuance.

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to be	Weighted Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	160,371	$20.28	695,278
Equity compensation plans not approved by security holders	—	—	—

Total	160,371	$20.28	695,278

MANAGEMENT COMPENSATION AND TRANSACTIONS
Compensation
      The following table sets forth information with respect to the compensation paid by the Trust for services rendered during the years ended December 31, 2004, 2003 and 2002 to Mr. Dennis Gershenson, the Trust’s Chief Executive Officer for such fiscal years, and the two other most highly compensated executive officers of the Trust whose total remuneration from the Trust exceeded $100,000 for the fiscal year ended December 31, 2004 (the “Named Executive Officers”):
Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation
				Shares	All Other
		Salary	Bonus	Subject to	Compensation
Name and Principal Position	Year	($)(1)	($)	Options (#)	($) (2)

Dennis E. Gershenson	2004	389,200	400,000	7,330	5,125
President and	2003	366,600	450,000	—	5,000
Chief Executive Officer	2002	290,770	300,000	—	5,000
Richard J. Smith	2004	283,200	125,000	4,413	7,860	(3)
Chief Financial Officer	2003	266,600	200,000	—	7,735	(3)
	2002	262,200	150,000	—	7,735	(3)
Richard D. Gershenson	2004	242,200	—	3,382	5,125
Executive Vice President	2003	226,600	75,000	—	5,000
and Secretary	2002	208,411	40,000	—	5,000

(1)	Includes car allowances.

(2)	Includes the Trust’s matching contributions under the Trust’s 401(k) plan.

(3)	Includes reimbursement for life insurance of $2,735.

      The compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of the Trust’s salaried workers.
Long-Term Incentive Plans — Awards in Last Fiscal Year
      The following table shows long-term incentive awards granted to the Named Executive Officers in 2004 under the Trust’s 2003 Long-Term Incentive Plan. The awards granted to each of the Named Executive Officers contained both a restricted stock component and a cash component. The payout of the awards is tied to the Trust’s performance over the performance period, which will be evaluated using three measures: EBIDA return on assets (weighted 30%), growth in funds from operations (weighted 30%) and relative total shareholder returns (weighted 40%). If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to the Named Executive Officers will depend on the Trust’s performance relative to the targets over the performance period.

	Number of			Estimated Future Payouts Under
	Shares,		Performance or	Non-Stock Price-Based Plan
	Units or		Other Period Until
	Other		Maturation or	Threshold	Target	Maximum
Name	Rights (#)		Payout	($ or #)	($ or #)	($ or #)

Dennis E. Gershenson	6,159	(1)	1/1/04-12/31/06	3,079	6,159	9,238
	(2)		1/1/04-12/31/06	$57,300	$114,600	$171,900
Richard J. Smith	3,708	(1)	1/1/04-12/31/06	1,854	3,708	5,562
	(2)		1/1/04-12/31/06	$34,500	$69,000	$103,500
Richard D. Gershenson	2,842	(1)	1/1/04-12/31/06	1,421	2,842	4,263
	(2)		1/1/04-12/31/06	$26,438	$52,875	$79,313

(1)	Represents restricted stock component of award. If the minimum performance level is met, the applicable number of shares of restricted stock will be issued to the officer after the end of the performance period, and the restrictions on one-third of the shares will lapse on March 1 of each year beginning March 1, 2008.

(2)	Represents cash component of award. If the minimum performance level is met, the applicable cash amount will be paid to the officer in three equal annual installments beginning on March 1, 2008.
Option Grants in Last Fiscal Year
      The following table sets forth certain details regarding stock options granted to the Named Executive Officers during 2004 under the Trust’s 2003 Long-Term Incentive Plan.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Dennis E. Gershenson	7,330	19.0%	$27.96	3/2/2014	$128,890	$326,632
Richard J. Smith	4,413	11.4%	$27.96	3/2/2014	$77,598	$196,648
Richard D. Gershenson	3,382	8.6%	$27.96	3/2/2014	$59,469	$150,705

Aggregate Option Exercises During 2004
and Year End Option Values
      The following table sets forth certain information regarding options exercised during 2004 by each of the Named Executive Officers and the fiscal year end value of unexercised options held by each of the Named Executive Officers.

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-the-Money
	Shares		Value	Options at Year End		Options at 12/31/04
	Acquired on		Realized
Name	Exercise		($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis E. Gershenson	74,000	(1)	$1,224,605	—	7,330	—	$31,446
Richard J. Smith	25,000	(1)	$420,769	50,000	4,413	$851,563	$18,932
Richard D. Gershenson	74,000	(1)	$1,243,105	—	3,382	—	$14,504

(1)	Includes Shares the receipt of which has been deferred by the Named Executive Officers pursuant to Election and Option Deferral Agreements, as discussed below.
Option Deferral Agreements
      In December 2003, the Trust and each of the Named Executive Officers entered into Election and Option Deferral Agreements (the “Deferral Agreements”) with respect to stock options previously granted to the Named Executive Officers. The Deferral Agreements provide for the deferral of gains (i.e., the difference between the fair market value of the Shares subject to the option and the aggregate exercise price of the option) that would be recognized by each Named Executive Officer upon his exercise of the options. In December 2004, each of the Named Executive Officers exercised some or all of his vested stock options and paid the exercise price for the options by surrendering Shares in accordance with the terms of the Trust’s 1996 Share Option Plan and the Deferral Agreements. As a result of such exercise, the Named Executive Officers deferred the receipt of an aggregate of 89,806 Shares (the “Deferred Shares”). Until the Deferred Shares are issued, the Named Executive Officers will receive distribution equivalents on the Deferred Shares in the form of cash payments as and when the Trust pays dividends on the Shares outstanding.
Employment Agreements
      The Trust has entered into employment agreements with Dennis Gershenson and Richard Gershenson, the Trust’s President and Chief Executive Officer, and Executive Vice President and Secretary, respectively, which agreements each had an initial period of three years commencing on May 10, 1996, subject to automatic one year extensions thereafter, provided the Board of Trustees has considered the extension of such term not more than 90 days nor less than 30 days prior to the expiration of the term. Each of these employment agreements has been automatically extended through May 9, 2005. Pursuant to such agreements, each officer receives an annual base salary and such other fringe benefits and perquisites as are generally made available to our management employees. In addition to base salary, the officers receive annual performance-based compensation as determined by the Compensation Committee.
      These employment agreements provide for certain severance payments in the event of death or disability. In addition, each of the agreements provides that if the officer is terminated without cause or he terminates his employment for “good reason” (as defined below), he will be entitled to receive a severance payment equal to

1.99 times the “base amount” (as defined in Internal Revenue Code of 1986, as amended) and, for the duration of the term, those fringe benefits provided for under such agreement. “Good reason” includes diminution in authority, change of location, fewer than two of Messrs. Joel Gershenson, Dennis Gershenson, Richard Gershenson, Bruce Gershenson and Michael Ward (collectively, the “Ramco Principals”) serving as members of the Board of Trustees or the Ramco Principals constituting less than 20% of the members of the Board of Trustees, and a “change of control.” A change of control will occur if any person or group of commonly controlled persons other than the Ramco Principals or their affiliates owns or controls, directly or indirectly, more than 25% of the voting control or value of the capital stock (or securities convertible or exchangeable therefore) of the Trust.
      The employment agreements provide that Dennis Gershenson and Richard Gershenson will conduct all of their real estate ownership, acquisition, management and development activities (other than certain limited activities relating to their existing fast food franchise and other businesses and activities relating to certain excluded assets) through the Trust. In connection therewith, these officers have agreed to offer to the Trust real estate opportunities of which they become aware (other than opportunities relating to certain excluded assets).
      The employment agreements also provide that the Trust will indemnify each officer to the fullest extent permitted by law, and will advance to such executive officer all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.
Compensation Committee Report
      The Compensation Committee of the Board of Trustees (the “Committee”) is responsible for administering the Trust’s senior management compensation program. The Committee is composed entirely of independent Trustees who are not employees of the Trust; the individual members are listed below. None of these individuals has any interlocking or other relationships with the Trust that would call into question their independence as Committee members.
      Except as otherwise described below, the Committee has general review authority over compensation levels for, and sets the compensation for, all corporate officers and key management personnel of the Trust. The Committee also administers employee benefit and incentive compensation programs and considers and recommends to the Board new benefit programs.
      Pursuant to adopted rules designed to enhance disclosure of companies’ policies toward executive compensation, set forth below is a report of the Committee addressing the Trust’s compensation policies for 2004 as they affected the Trust’s current Chief Executive Officer and President, Dennis Gershenson, and its other senior executives, Richard Smith, Chief Financial Officer, and Richard Gershenson, Executive Vice President and Secretary, respectively, of the Trust.
      The initial compensation of each of Messrs. Dennis Gershenson and Richard Gershenson was set pursuant to three year employment agreements signed in 1996 between each such individual and the Trust. These agreements, which have been extended, contained provisions for, among other things, calculating the base salary paid to such executive officers.
      The employment agreements for Messrs. Dennis Gershenson and Richard Gershenson contain provisions for automatic one year extensions. Their respective employment agreements provided for base salaries which have been increased since the execution of the agreements, based on the advice of FPL Associates, the independent consultants engaged by the Compensation Committee.
      The Compensation Committee engaged the services of two executive compensation consulting firms, FPL Associates and Mercer Human Resource Consulting, to assess the overall competitiveness of the Trust’s compensation program as it relates to the Trust’s executive officers and senior management and to design a comprehensive executive compensation plan for the management team. Based on the results of such study, the Trust has implemented certain aspects of the program’s recommendations for calendar year 2004.
      The compensation package offered by the Trust to its other senior executives is intended to enable the Trust to attract, motivate and retain qualified senior management, taking into account both annual and long-term performance goals of the Trust and recognizing individual initiative and achievements. Executive compensation generally consists of base salary, annual bonus, stock option grants and long-term incentive awards in the form of cash and/or restricted share awards, as well as a combination of benefit programs.
      The Committee has reviewed the Trust’s compensation policies in light of the addition of Section 162(m) to the Internal Revenue Code, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation was not subject to that limit), and determined that the compensation levels of the Trust’s executive officers were not at a level that would be affected by such amendments. The Committee intends to continue to review the application of Section 162(m) to the Trust with respect to any future compensation programs considered by the Trust.

Members of the Compensation Committee

Arthur H. Goldberg (Chairman)
Stephen R. Blank
Robert A. Meister

Compensation of Trustees
      Each non-employee Trustee receives an annual retainer of $15,000, a grant of 1,000 Shares and a grant of an option to purchase 2,000 Shares under the Trust’s 2003 Non-Employee Trustee Stock Option Plan. The Chairman of the Audit Committee receives an additional annual retainer of $10,000 and each other member of the Audit Committee receives an additional annual retainer of $5,000. Non-employee Trustees also receive a fee of $1,500 per meeting attended ($500 for attendance by telephone), plus reimbursement of all travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings.
      Payment of the additional retainer for the Chairman and members of the Audit Committee and meeting fees are subject to attendance by the applicable Trustee at 75% or more of the Board of Trustee and applicable committee meetings during the calendar year in question.
      Trustees who are employees or officers of the Trust or any of its subsidiaries (including Messrs. Joel Gershenson and Dennis Gershenson) do not receive any compensation for serving on the Board of Trustees or any committees thereof.

Ramco-Gershenson Properties Trust
RELATIVE PERFORMANCE COMPARED TO NAREIT MORTGAGE AND
EQUITY REIT INDICES AND THE S&P 500
TOTAL RETURNS INCLUDING THE REINVESTMENT OF DIVIDENDS

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

NAREIT Composite	$100.00	125.89	145.41	152.99	211.84	276.26
NAREIT Equity	$100.00	126.37	143.97	149.47	204.98	269.70
NAREIT Mortgage	$100.00	115.96	205.65	269.55	424.25	502.45
S&P 500	$100.00	90.90	80.09	62.39	80.29	89.02
RPT Total Return	$100.00	114.99	158.15	212.20	327.18	396.35
Source: Nareit

Interests of Certain Persons
      Ramco-Gershenson, Inc. (“Ramco”), a subsidiary of the Trust which provides property management and leasing services to properties owned by the Operating Partnership and other affiliates of the Trust as well as to other third party property owners, provides property management services to various entities and properties owned and/or controlled by the Ramco Principals, each of whom are executive officers and/or Trustees of the Trust. Management of the Trust believes that these services are provided on terms no less favorable than terms that could be obtained on an arm’s length basis. During the year ended December 31, 2004, Ramco charged an aggregate of approximately $216,000 in respect of such services to entities owned and/or controlled by the Ramco Principals. Ramco was owed approximately $30,000 as of December 31, 2004 by various entities owned or controlled by the Ramco Principals incurred in the ordinary course of business for the ongoing services as described above.
      Ramco-Gershenson, Inc. provides property management, accounting and other administrative services to Ramco/ Shenandoah LLC, 60% of which is owned by an entity a portion of which is beneficially owned by various family partnerships and trusts under the control of two uncles of Joel Pashcow, a Trustee of the Trust, and a portion of which is beneficially owned by various trusts for the benefit of members of Mr. Pashcow’s immediate family. Mr. Pashcow is a trustee of several of these trusts. Ramco/ Shenandoah LLC owns the Shenandoah Square shopping center which has approximately 119,000 square feet. The Trust believes that the terms of the management agreement with Ramco/ Shenandoah LLC are no less favorable than terms that could be obtained on an arm’s length basis. During the year ended December 31, 2004, Ramco-Gershenson, Inc. charged approximately $169,000 in respect of these services to Ramco/ Shenandoah LLC and was owed approximately $24,000 as of December 31, 2004 for those services.
      William Gershenson, Retail Leasing Specialist of Ramco-Gershenson, Inc., is the son of Dennis E. Gershenson, Trustee, President and Chief Executive Officer of Ramco-Gershenson Properties Trust. In 2004, based on leasing activity and commissions earned, William Gershenson was paid $100,645. Katherine Ward-Darin, Anchor Leasing Manager of Ramco-Gershenson, Inc., is the daughter of Michael A. Ward, Ramco-Gershenson Properties Trust’s Executive Vice President and Chief Operating Officer. In 2004, based on leasing activity and commissions earned, Katherine Ward-Darin was paid $136,676.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust’s officers and Trustees and persons who own more than ten percent of a registered class of the Trust’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, Trustees and greater than ten percent Shareholders are required by regulation of the Commission to furnish the Trust with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5 were required for those persons, the Trust believes that all required filings by executive officers and Trustees of the Trust and persons that own more than ten percent of the Shares were made on a timely basis, except that each of the following persons filed one Form 4 with respect to stock option exercises late: Bruce Gershenson (four transactions), Dennis Gershenson (four transactions), Joel Gershenson (four transactions), Richard Gershenson (four transactions), Richard Smith (two transactions) and Michael Ward (four transactions); and each of the following persons filed one Form 4 with respect to receipt of an option grant (one transaction) late: Stephen Blank, Arthur Goldberg, James Grosfeld, Robert Meister, Joel Pashcow and Mark Rosenfeld.
INDEPENDENT PUBLIC ACCOUNTANTS
Change in Accountants
      On April 7, 2005, the Audit Committee of the Board of Trustees sent a Request for Proposal for auditing services to Deloitte. The Audit Committee also sent the Request for Proposal to several other public accounting firms. Deloitte declined to participate in the Request for Proposal process, and instead, by a letter dated April 11, 2005, Deloitte declined to stand for re-election as the Trust’s independent registered public accounting firm. The Trust has not yet engaged a new independent registered public accounting firm.
      Deloitte’s reports on the Trust’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s report, dated March 25, 2005, on the Trust’s December 31, 2004, 2003 and 2002 financial statements included an explanatory paragraph relating to the restatement of the Trust’s 2003 and 2002 financial statements.
      During the Trust’s two most recent fiscal years and the subsequent interim period, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports, except that Deloitte stated in a letter to the Audit Committee, dated March 25, 2005, that Deloitte had disagreements with the Trust’s management relating to the classification of the loss on an interest in an unconsolidated entity as a loss on sale instead of an impairment loss and that Deloitte disagreed with the recognition of a gain on a transaction in the second quarter of 2004, but that management recorded adjustments to the Trust’s financial statements to properly present those two items and the disagreements had been resolved. The Audit Committee discussed the disagreements with Deloitte, and the Trust has authorized Deloitte to respond fully to the inquiries of the Trust’s successor accountants concerning the subject matter of the disagreements.
      During the Trust’s two most recent fiscal years and the subsequent interim period, there have been no events of the type required to be reported pursuant to Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended, except that Deloitte’s report dated March 25, 2005, regarding management’s assessment of internal controls over financial reporting, expressed an adverse opinion on the Trust’s internal controls over financial reporting because of a material weakness identified in the financial closing process. Management and financial closing and reporting personnel had not evaluated events, subsequent to the balance sheet date, impacting the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America. The material weakness resulted from a deficiency in the operation of internal control and resulted in a material misstatement of employee bonuses. The Trust’s consolidated financial statements for the years ended December 31, 2003 and 2002 were restated to correct the material misstatements of previously reported accrued expenses and general and administrative expenses for those periods. The material weakness had been identified and included in management’s assessment of internal controls. The material weakness was considered by Deloitte in determining the nature, timing, and extent of audit tests applied in its audit of the

Trust’s consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2004, and the report did not affect Deloitte’s report on such financial statements and financial statement schedule. The Audit Committee discussed the material weakness with Deloitte, and the Trust has authorized Deloitte to respond fully to the inquiries of the Trust’s successor accountants concerning the subject matter of the material weakness.
      The Trust has provided Deloitte with a copy of the disclosures made above and requested that Deloitte furnish the Trust with a letter addressed to the SEC stating whether Deloitte agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of the letter, dated April 26, 2005, provided by Deloitte in response to such request is included as an exhibit to the Amendment No. 1 to Form 8-K/A filed by the Trust with the SEC on April 26, 2005.
Fees During Year Ended December 31, 2004
      Deloitte audited and reported on the Trust’s financial statements for the year ended December 31, 2004. During the year ended December 31, 2004, Deloitte provided various audit and tax related services to the Trust and its consolidated subsidiaries. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees — Aggregate fees of $857,118 and $349,745, respectively, were billed for professional services rendered for the audit of the Trust’s 2004 and 2003 consolidated financial statements included in its annual report on Form 10-K and the review of the financial statements included in the Trust’s quarterly reports on Form 10-Q.

(b)	Audit-Related Fees — Aggregate fees of $28,032 and $14,262, respectively were billed for audit-related services rendered in 2004 and 2003. The 2004 audit-related fees include services in connection with the audits of acquired properties, along with work related to Sarbanes-Oxley Act readiness. The 2003 audit-related fees include work related to Sarbanes-Oxley Act readiness.

(c)	Tax fees — Aggregate fees of $346,733 and $300,048, respectively, were billed for tax services in 2004 and 2003. Tax services principally include tax compliance, tax advice and tax planning. Tax fees for 2004 consist of $236,989 for tax compliance and preparation, $55,691 related to an equity offering completed in 2004, and $54,053 for other tax services. Tax fees for 2003 consist of $204,098 for tax compliance and preparation, $36,159 related to the two equity offerings completed in 2003, and $59,791 for other tax services.

(d)	All other fees — No fees were billed for all other services in 2004. Aggregate fees of $3,416 were billed for all other services in 2003.
      The Audit Committee has established a policy which requires pre-approval by the Committee for any services to be rendered by the Trust’s independent auditors which are not audit services. The Audit Committee discussed the non-audit services with Deloitte and determined that their provision of these services is compatible with maintaining Deloitte’s independence. In 2004, 100% of the services described in categories (b) through (d) above were approved by the Audit Committee.
      Representatives of Deloitte are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

SHAREHOLDERS’ PROPOSALS
      Any proposal by a Shareholder of the Trust intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Trust at its principal executive office not later than December 30, 2005 for inclusion in the Trust’s proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Commission.
      The Trust must receive notice of any proposal of Shareholders that are intended to be presented at the Trust’s 2006 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Trust’s proxy statement and proxy related to that meeting, no later than April 8, 2006 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334, Attention: Investor Relations. If the Trust does not have any notice of the matter by that date, the Trust’s form of proxy in connection with that meeting may confer discretionary authority to vote on the matter, and the persons named in the Trust’s form of proxy will vote the Shares represented by such proxies in accordance with their best judgment.
ANNUAL REPORT ON FORM 10-K
      UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, THE TRUST WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 WHICH IS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If a person requesting the report was not a Shareholder of record on April 12, 2005, the request must contain a good faith representation that the person making the request was a beneficial owner of Shares at the close of business on such date. Requests should be addressed to Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.
HOUSEHOLDING
      The Trust has elected to send a single copy of its annual report and this Proxy Statement to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Trust that they wish to receive individual copies. If a single copy of the annual report and this Proxy Statement was delivered to an address that you share with another shareholder, at your request the Trust will promptly deliver a separate copy to you. Requests should made by calling the Trust at (248) 350-9900 or by writing to Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. Any shareholder that shares an address with another shareholder and is receiving a single copy of the Trust’s annual report and proxy statement but wishes to receive a separate copy in the future can contact the Trust as set forth above. Similarly, any shareholder that shares an address with another shareholder and is receiving a separate copy of the Trust’s annual report and proxy statement but wishes to receive a single copy in the future can also contact the Trust to make such a request.

OTHER BUSINESS AND EXPENSE OF SOLICITATION
      Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Proxies are being solicited on behalf of the Board of Trustees by use of the mail. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Meeting is being borne by the Trust.
      Your cooperation in giving this matter your immediate attention and in voting your proxies promptly will be appreciated.

By Order of the Board of Trustees

Richard D. Gershenson, Secretary
April 29, 2005

RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
ON JUNE 7, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned hereby appoints DENNIS E. GERSHENSON and JOEL D. GERSHENSON or either of them, each with full power of substitution, proxies of the undersigned to vote all Common Shares of Ramco-Gershenson Properties Trust (the “Trust”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on the 7th day of June, 2005 at 10:00 a.m., at the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF SHAREHOLDERS
RAMCO-GERSHENSON PROPERTIES TRUST

JUNE 7, 2005

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A ☒	PLEASE MARK YOUR
VOTES AS IN THIS
EXAMPLE.
		FOR	WITHHELD
1.	Election of	☐	☐	NOMINEES:
	Class II			Arthur H. Goldberg
	Trustees			Mark K. Rosenfeld

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	In accordance with their judgment with respect to any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)

DATE                     , 2005

NOTE: This Proxy must be signed exactly as your name appears. Executor, administrator, trustee, partners, etc. should give full title as such. If the signer is a corporation, please sign full corporation name as the authorized officer, who should state his or her title.